Exhibit 99.1

CSX Corporation Announces Fourth-Quarter and Full-Year Results

JACKSONVILLE, Fla. - January 22, 2013 - CSX Corporation (NYSE: CSX) today reported fourth quarter 2012 net earnings of $443 million, or $0.43 cents per share, compared to $457 million, or $0.43 cents per share, in the prior same period. For the full year 2012, net earnings were $1.9 billion, or $1.79 per share, up from $1.8 billion, or $1.67 per share, in 2011. For both the fourth quarter and the full year, the EPS performances reflected shares repurchased in 2012.

“CSX continues to demonstrate the underlying strength of its business model, the ability to respond quickly to significant events in the marketplace, and a steadfast focus on creating substantial shareholder value over the long-term,” said Michael J. Ward, chairman, president and chief executive officer.

For the quarter, total revenue of $2.9 billion declined 2 percent. The company saw an increase in merchandise and intermodal shipments, but these gains were more than offset by declines in coal resulting from low natural gas prices, high coal inventory at utilities and lower global demand. As a result of the lower revenue, which was partially offset by strong efficiency gains, operating income declined 4 percent to $804 million and the operating ratio increased 60 basis points to 72.1 percent.

For the full year, operating income increased 1 percent to $3.5 billion and the operating ratio improved 30 basis points to 70.6 percent. Both improved on the strength of efficiency gains and resource adjustments.

CSX also delivered exceptional safety and service levels throughout 2012. Its personal injury rate was the best ever recorded for both the quarter and the full year, and the train accident rate for both time periods was near all-time best levels. Additionally, service levels remain high across all key measures, with customer satisfaction ratings at record levels. This sets a strong foundation for long-term growth and value creation for the company's shareholders.

CSX executives will conduct a quarterly earnings conference call with the investment community on January 23, 2013, at 8:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states, the District of Columbia and two Canadian provinces. CSX's network connects more than 240 short line railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com. Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.